Exhibit 10.1

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is entered into as of July 5, 2005, by and among Drugmax, Inc., a Nevada corporation (the “Company”), and the investors signatory hereto, as set forth on Schedule A hereto (“Investors”).

BACKGROUND

The Company and each of the Investors are parties to a Securities Purchase Agreement dated as of December 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) pursuant to which each Investor purchased certain securities of the Company, including but not limited to shares of series A preferred stock (the “Preferred Stock”). The rights and preferences of the Preferred Stock was set forth in a Certificate of Designation filed with the Secretary of State of the State of Nevada, as amended and restated on January 21, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Designation”)

The Company and each Investor are also parties to a Registration Rights Agreement dated as of December 1, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Registration Rights Agreement) pursuant to which the Company, among other things, agreed to file a registration statement covering the Registrable Securities (as therein defined).

The Company has requested that each Investor agree to amend the Certificate of Designation and the Registration Rights Agreement, and each Investor, acting individually, is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party hereto hereby agrees as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security and Purchase Agreement.

2. Amendments to the Certificate of Designation. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Certificate of Designation is hereby amended as follows:

(a) Section 3(a) of the Certificate of Designation is hereby amended in its entirety to provide as follows:

a) Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 7% per annum until the fourth anniversary of the Original Issue Date, 9% per annum from the fourth anniversary of the Original Issue Date until the fifth anniversary of the Original Issue Date, 11% per annum from the fifth anniversary of the Original Issue Date until the sixth anniversary of the

Original Issue Date and 14% per annum thereafter, payable quarterly on March 1, June 1, September 1 and December 1, beginning with the next such date after the Original Issue Date and on any Conversion Date or redemption date pursuant to the terms hereunder (except that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (“Dividend Payment Date”). Notwithstanding the foregoing, Holders shall be entitled to receive and the Corporation shall pay, cumulative dividends from March 2, 2005 through September 30, 2005 to the Holders on October 1, 2005. The form of dividend payments to each Holder shall be made in the following order: (i) if funds are legally available for the payment of dividends and the Equity Conditions have not been met, in cash only, (ii) if funds are legally available for the payment of dividends and the Equity Conditions have been met, at the sole election of the Corporation, in cash or shares of Common Stock which shall be valued solely for such purpose at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iii) if funds are not legally available for the payment of dividends and the Equity Conditions have been met, in shares of Common Stock which shall be valued at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; (iv) if funds are not legally available for the payment of dividends and the Equity Conditions relating to registration have been waived by such Holder, as to such Holder only, in unregistered shares of Common Stock which shall be valued at 90% of the average of the 20 VWAPs immediately prior to the Dividend Payment Date; and (v) if funds are not legally available for the payment of dividends and the Equity Conditions have not been met, then, at the election of such Holder, such dividends shall accrue to the next Dividend Payment Date or shall be accreted to the outstanding Stated Value. The Holders shall have the same rights and remedies with respect to the delivery of any such shares as if such shares were being issued pursuant to Section 6. On the Original Issue Date the Corporation shall have notified the Holders whether or not it may lawfully pay cash dividends. The Corporation shall promptly notify the Holders at any time the Corporation shall become able or unable, as the case may be, to lawfully pay cash dividends. If at any time the Corporation has the right to pay dividends in cash or Common Stock, the Corporation must provide the Holder with at least 20 Trading Days’ notice of its election to pay a regularly scheduled dividend in Common Stock. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares, then such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum or the lesser rate permitted by applicable law (such fees to accrue daily, from the Dividend Payment Date through and including the date of payment).”

(b) Section 6(b) of the Certificate of Designation is hereby amended in its entirety to provide as follows:

“Conversion Price. The conversion price for the Preferred Stock shall equal $2.80 (the “Conversion Price”), subject to adjustment herein.”

3. Amendments to Registration Rights Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the following defined terms set forth in Section 1 of the Registration Rights Agreement are hereby amended in their entirety to provide as follows:

“Effectiveness Date” means, with respect to the initial Registration Statement required to be filed hereunder, October 1, 2005 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 90th calendar day following the date on which the Company first knows, or reasonably should have known, that such additional Registration Statement is required hereunder; provided, however, in the event the Company is notified by the Commission that one of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

“Filing Date” means, with respect to the initial Registration Statement required hereunder, July 8, 2005 and, with respect to any additional Registration Statements which may be required pursuant to Section 3(c), the 15th day following the date on which the Company first knows, or reasonably should have known that such additional Registration Statement is required hereunder..

4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Investors shall have received (i) a copy of this Amendment executed by the Company and holders, collectively, of at least 51% of the Preferred Stock, (ii) an amendment to the Certificate of Designation shall have been filed with and accepted by the Secretary of State of the State of Nevada (the “Amendment to Designation”), (iii) all such other certificates, instruments, documents or agreements as may reasonably be required by an Investor, each of which shall be in form and substance reasonably satisfactory to such Investor.

5. Representations and Warranties. The Company hereby represents and warrants as follows:

(a) This Amendment, the Amendment to Designation and the Registration Rights Agreement, as amended hereby, constitute legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, the Company hereby reaffirms all covenants, representations and warranties made in the Purchase Agreement and the Registration Rights Agreement, as applicable, to the extent the same are not amended hereby or updated pursuant to the Company’s filings with the Securities and Exchange Commission and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment. Notwithstanding the foregoing, each Investor acknowledges that the Company filed it’s Form 10-K for the year ended January 1, 2005 late and the Company is not currently eligible to use a Form S-3 registration statement.

6. Effect on the Certificate of Designation and Registration Rights Agreement.

(a) Upon the effectiveness of Sections 2 and 3 hereof, each reference in the Certificate of Designation and Registration Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Certificate of Designation and Registration Rights Agreement, as applicable, as amended hereby.

(b) Except as specifically amended herein, the Purchase Agreement, Certificate of Designation, the Registration Rights Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

7. Waiver of Liquidated Damages under Registration Rights Agreement; Waiver of Defaults Under Certificate of Designation.

(a) Each Investor hereby waives all liquidated damages which have accrued prior to the date hereof and which would otherwise have been payable by the Company to such Investor under and in accordance with the Registration Rights Agreement or any other agreement executed in connection therewith.

(b) Each investor hereby waives any event of default or other right to accelerate obligations due pursuant to the Certificate of Designation, which has occurred or may exist at any time prior to and including the date hereof.

8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

DRUGMAX, INC.

By:
Name:
Title:

INVESTORS:

Print name

By:
Name:
Title:

Schedule A

Midsummer Investment, Ltd.
Islandia L.P.
Wasatch Micro Cap Fund
Wasatch Micro Cap Value Fund
Enable Growth Partners, L.P.
Bristol Investment Fund, Ltd.
Crown Investment Partners, L.P.